POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the TWC Savings Plan (the "TWC Plan") and each of the undersigned members of the Administrative Committee relating to the TWC Plan, in connection with one or more Registration Statements on Form S-8 or any other appropriate form and any amendments thereto, which AOL Time Warner Inc. ("AOL Time Warner"), a Delaware corporation, will file or has filed with the Securities and Exchange Commission, Washington, under the provisions of the Securities Act of 1933, as amended, relating to the registration under said Act of shares of Common Stock, par value $.01 per share, of AOL Time Warner and interests in said Plans, to be purchased and/or issued pursuant to the TWC Plan, hereby constitutes and appoints JAMES W. BARGE, GLENN A. BRITT, PAUL T. CAPPUCCIO, PASCAL DESROCHES, CHARLES W. ELLIS, SPENCER B. HAYS, LANDEL C. HOBBS, BRENDA C. KARICKHOFF, RAYMOND G. MURPHY, WAYNE H. PACE and BETH A. WANN each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for and in their name, place and stead, in any and all capacities, to sign and to file any such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto relating to the TWC Plan, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said registration statements and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 12th day of December, 2002.


TWC SAVINGS PLAN                            MEMBERS OF THE COMMITTEE
                                            ADMINISTERING THE
                                            TWC SAVINGS PLAN

By  /s/ Landel C. Hobbs                      /s/ Glenn A. Britt
  ---------------------------               ------------------------------------
  Name: Landel C. Hobbs                     Glenn A. Britt
  Member of the Committee
  Administering the Plan
                                             /s/ Charles W. Ellis
                                            ------------------------------------
                                            Charles W. Ellis


                                             /s/ Landel C. Hobbs
                                            ------------------------------------
                                            Landel C. Hobbs


                                              /s/ Beth A. Wann
                                             -----------------------------------
                                             Beth A. Wann